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                                                                        EX-10.21

                           EXCLUSIVE LICENSE AGREEMENT

                                     BETWEEN

                   INDIANA UNIVERSITY RESEARCH AND TECHNOLOGY
                                   CORPORATION
                                    LICENSOR

                                       AND

                            ANDARA LIFE SCIENCE, INC.
                                    LICENSEE

*** Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.


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INTRODUCTION: This Exclusive License Agreement ("Agreement") is made and entered into on the Effective Date by and between the Indiana University Research and Technology Corporation., a nonprofit corporation organized under the laws of the state of Indiana, having its principal offices at 351 West 10th Street, Indianapolis, Indiana 46202 (hereinafter "IURTC"), and Andara Life Science,
Inc., a corporation organized under the laws of the State of Indiana, having its address at 6640 Intech Boulevard, Suite 120, Indianapolis, IN 46278 (hereinafter "ANDARA")

1 BACKGROUND: Through a Memorandum of Agreement between Indiana University ("IU") and the Advanced Research and Technology Institute ("ARTI"), the predecessor corporation to IURTC, dated January 1, 1997, IU assigns its intellectual property to IURTC and IURTC is responsible for managing the intellectual property through its Office of Technology Transfer. IURTC is the owner of certain Patent Rights and Technical Information (collectively, Intellectual Property) that are the subject of this Agreement and has the right to grant licenses. IURTC wishes to allow the Intellectual Property to be used to further scientific research and for new product development and other applications in the public interest and is willing to grant a license for such uses. ANDARA represents to IURTC that it has or has a good faith intention to develop or acquire the necessary product development, manufacturing, and marketing capabilities to commercialize products based on such Intellectual Property. ANDARA desires to obtain a license to use these properties and information for its own commercial research and development endeavors upon the terms and conditions set forth in this Agreement. In consideration of these premises and the mutual promises contained herein, the Parties further agree as follows.

2 DEFINITIONS: For the purposes of this Agreement, the following words and phrases will have the meanings assigned to them below.

     2.1 ANDARA: Andara Life Science, Inc. and its affiliates. For the purpose of this definition, affiliate is any person or entity that, directly or indirectly, owns or controls a Party or that is controlled by or under common control with a Party. "Control(s)" or "controlled by" means (a) direct or indirect ownership of at least 50% of the outstanding voting securities of a corporation, (b) the right to receive at least 50% of the earnings of the person, corporation, or other entity in question, or (c) the right to control the business decisions of the person, corporation, or other entity in question.

     2.2 Combination Product: Any product that is comprised of a Licensed Product and one or more components which are not themselves Licensed Products.

     2.3 Confidential Information: shall mean any information of a technical, scientific or commercial character which is proprietary to one of the Parties hereto or is otherwise in the legitimate possession of such party under an obligation of confidence, and which is confidential and/or not generally available from public sources, and includes any and all documents, electronic data, plans, photographs, apparatus and samples containing such information. Information that is assembled from a variety of public sources by use of Confidential Information to guide a search of such sources, shall also be deemed Confidential Information.

*** Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.


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     2.4  Development Plan: ANDARA's good faith, bona fide plan for the development, manufacture, promotion, importation, sale and/or marketing of Licensed Products.

     2.5  Effective Date: July 29, 2005.

     2.6  Field: * * *

     2.7 First Commercial Sale: The earliest date on which ANDARA or any of its Sublicensees transfers a Licensed Product for compensation (including equivalent cash value for trades or other non-cash payments). The transfer of Licensed Products by ANDARA or its Sublicensees strictly for their own laboratory research and development purposes, beta-testing and/or clinical testing does not constitute a First Commercial Sale for the purposes of this Agreement, provided that ANDARA or its Sublicensees receive no payment or other compensation or value for such Licensed Product in excess of the fully burdened (i.e., direct and indirect) costs of producing and transporting such materials.

     2.8 Intellectual Property: Collectively, all Patent Rights and Technical Information.

     2.9 Licensed Product: Any product made, made for, used, sold or imported by ANDARA or any Sublicensees that: (a) in the absence of this Agreement would infringe at least one Valid Claim, or (b) uses a process covered by a Valid Claim. Licensed Product also includes any product made, and/or method or process used, in whole or in part, using or otherwise derived from Technical Information.

     2.10 Party: IURTC or ANDARA. Collectively, IURTC and ANDARA may be referred to as the "Parties."

     2.11 Patent Rights: IURTC's interest in the patents and patent applications listed in Exhibit A, attached hereto and incorporated by reference herein, and all foreign counterparts, continuations, continuations-in-part, divisions, extensions, reexaminations and reissues thereof, whether filed on, before, or after the Effective Date, which trace their earliest priority filing date by unbroken lineage to a patent or patent application listed in Exhibit A, or to a patent or patent application from which a patent or patent application listed in Exhibit A claims priority.

     2.12 Sublicensee: A person or entity to whom ANDARA has granted a sublicense pursuant to and in accordance with Article 3 of this Agreement.

     2.13 Technical Information: All ideas, data, know-how, trade secrets, research information, methods, procedures or processes, technical information, copyrights and renewals, designs, drawings, specifications, manufacturing methods owned by IURTC, that are necessary or useful for the practice of the Patent Rights or for the commercialization of one or more Licensed Products, including the Technical Information identified in Exhibit B attached hereto and incorporated by reference herein. Delivery of the Technical Information will commence thirty (30) days after the Effective Date of this Agreement.

*** Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the
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     2.14 Term: Commencing on the Effective Date and, unless earlier terminated in accordance with this Agreement, continuing for the greater of (a) ten (10) years, or (b) until the expiration of the last to expire patents in the Patent Rights.

     2.15 Territory: Anywhere in the world, except those countries to which export of technology or goods is prohibited by applicable U.S. export control laws or regulations.

     2.16 Valid Claim: A claim (a) of a pending Patent Rights patent application that has not been pending for longer than seven years, or (b) of an issued and unexpired Patent Rights patent that has not been held invalid or unenforceable by a court or other governmental agency of competent jurisdiction in a decision or order that is not subject to appeal.

3 LICENSE GRANT: Subject to the terms and conditions set forth in this Agreement, IURTC hereby grants to ANDARA and ANDARA hereby accepts, the following license during the Term in the Territory:

     3.1 An exclusive, fee-bearing, royalty-free license, including the right to grant sublicenses as set forth herein, under the Patent Rights, to make, have made, sell, offer for sale, have sold, use, import and have imported Licensed Products in the Field.

     3.2 An exclusive, fee-bearing, royalty-free license, including the right to grant sublicenses as set forth herein, under the Technical Information, to make, have made, sell, offer for sale, have sold, use, import, and have imported Licensed Products in the Field.

     3.3 ANDARA may grant sublicenses under this Agreement only in strict compliance with the following terms and conditions:

          3.3.1 Only ANDARA is permitted to grant sublicenses. Any sublicense granted by ANDARA under this Agreement shall provide that
               Sublicensees:

               3.3.1.1 Indemnify and hold harmless IURTC Indemnitees (as defined in Article 11) to the same extent and under terms no less favorable to IURTC Indemnitees as ANDARA's obligations under
                    Article 11 of this Agreement.

               3.3.1.2 Maintain insurance for IURTC's benefit to the same extent and under terms no less favorable to IURTC as ANDARA's obligations under Article 12 of this Agreement.

               3.3.1.3 Comply with ANDARA's Development Plan referred to in
                    Article 4 of this Agreement if the sublicense includes joint development of Licensed Products.

               3.3.1.4 Will automatically become direct licensees of IURTC under the rights originally sublicensed to it by ANDARA if this Agreement is terminated prior to expiration, provided that
                    (i) the Sublicensee did not cause the termination of this Agreement and (ii) the Sublicensee agrees to comply with all the terms of this Agreement and to fulfill all the responsibilities of ANDARA hereunder. In no event, however, shall a person or entity who becomes a direct licensee pursuant to this provision have any right to grant sublicenses

*** Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.


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               under this Agreement. Sublicensing agreements will remain in effect if this Agreement is terminated prior to expiration.

          3.3.2 Within thirty (30) days of the effective date of any sublicense, ANDARA shall provide IURTC a complete copy of the sublicense and all exhibits thereto. If the original sublicense is written in a language other than English, the copy of the sublicense and all exhibits thereto shall be accompanied by a complete translation written in English. ANDARA represents and warrants that such translation will be a true and accurate translation of the sublicense agreement and its exhibits.

          3.3.3 ANDARA will be primarily liable to IURTC for all of ANDARA's obligations contained in this Agreement. Any act or omission by a Sublicensee that would be a breach of this Agreement if imputed to ANDARA will be deemed to be a breach by ANDARA of this Agreement.

     3.4 The license "to have made" granted in Articles 3.1 and 3.2 means that ANDARA may contract with one or more third parties to manufacture Licensed Products for ANDARA for sale or offer for sale by ANDARA or Sublicensees within the scope of its (or their) sales operations. ANDARA shall require all such third parties to assume confidentiality obligations consonant with Article 7 of this Agreement.

     3.5 IURTC and IU may use the Patent Rights for internal, non-commercial educational and research purposes.

     3.6 Nothing in this Agreement shall restrict IU and its faculty, staff, students, or employees from publishing the results of their research related to the patent applications or patents in the Patent Rights.

     3.7 This Agreement provides ANDARA and Sublicensees no ownership rights of any kind in the Intellectual Property. All ownership rights remain the property of IURTC. The delivery of Technical Information and the grant of license rights thereto under this Agreement do not constitute a sale of the same.

     3.8 In accordance with Public Laws 96-517, 97-256 and 98-620, codified at 35 U.S.C. Sections 200-212, the United States government retains certain rights to inventions arising from federally supported research or development. Under these laws and implementing regulations, the government may impose requirements on such inventions. Licensed Products embodying inventions subject to these laws and regulations sold in the United States must be substantially manufactured in the United States. The license rights granted in this Agreement are expressly made subject to these laws and regulations as they may be amended from time to time. ANDARA shall be required to abide by all such laws and regulations and shall ensure that all sublicenses under this Agreement impose a similar requirement upon all Sublicensees.

     3.9 ANDARA shall ensure that appropriate markings, such as "Patent Pending" or the Patent Rights patent number or application serial number, appear, in accordance with

*** Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the
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          each country's patent laws, on all Licensed Products (or their packaging, as appropriate) sold by or on behalf of ANDARA and all Sublicensees.

4 DILIGENCE: ANDARA agrees to use commercially reasonable efforts to develop, manufacture, promote and sell Licensed Products in accordance with the Development Plan. ANDARA also agrees that it will require its Sublicensees to comply with the standards and obligations of ANDARA set forth herein.

     4.1 Within ninety (90) days of the Effective Date of this Agreement, ANDARA will provide IURTC with a Development Plan that contains ANDARA's good faith, bona fide plans for commercializing Licensed Products as rapidly and extensively as reasonably practicable. The Development Plan will include:

          4.1.1 A definition of each Licensed Product planned for development.

          4.1.2 Tasks to be performed by ANDARA, its contractors and/or Sublicensees to develop each Licensed Product to the point of commercialization, including a good faith estimate of the time schedules for specific tasks to be accomplished.

          4.1.3 Identification of the primary country(ies) in which the Licensed Product(s) will be sold and a good faith estimate of time of First Commercial Sale in the primary country(ies).

     4.2 ANDARA will report progress against the Development Plan in writing to IURTC no later than July 31 of each calendar year following the calendar year in which the Effective Date falls. All such reports shall be considered the Confidential Information of ANDARA.

     4.3 Prior to the First Commercial Sale of each Licensed Product, ANDARA will be considered diligent developing each Licensed Product so long as ANDARA * * *:

          4.3.1 * * *

     4.4  After the First Commercial Sale, ANDARA will be considered diligent if
          * * *.

     4.5 If, at any time after * * * from the Effective Date, IURTC should conclude in its reasonable judgment that ANDARA has not been diligent pursuant to any provision of this Article 4, for reasons other than:
          (a) a governmental agency has withheld regulatory approval notwithstanding ANDARA's diligent efforts to obtain such approval; (b) ANDARA encountered unanticipated technical or scientific problems that have been promptly reported in writing to IURTC; or (c) ANDARA encountered other causes beyond its reasonable control, notwithstanding its diligent efforts to overcome them, and which have been promptly reported in writing to IURTC; then IURTC may notify ANDARA of its conclusions and the bases therefor and, upon request of IURTC, ANDARA must show cause why the license granted hereunder should not be terminated. If within * * * after IURTC's service of notice on ANDARA the Parties have not resolved the matter through good faith negotiations, IURTC may immediately terminate the license granted hereunder.

*** Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.


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5    FEES AND PAYMENTS

     5.1 As full consideration for the grant of rights in Articles 3.1, 3.2 and 3.3, ANDARA shall issue to IURTC * * * common shares, without par value, of ANDARA (collectively, the "Shares"), which Shares will represent * * * % of the issued and outstanding shares of capital stock of ANDARA as of the Effective Date. The issuance of such Shares to IURTC shall be made in accordance with the terms and conditions of an equity subscription agreement having commercially reasonable terms and conditions, the drafting of which shall be the responsibility of ANDARA. The equity subscription agreement will be executed by IURTC within sixty (60) days of the Effective Date of this Agreement.

6    REPORTS

     6.1 ANDARA shall deliver to IURTC, no later than July 31 of each calendar year following the calendar year in which the First Commercial Sale occurs, a written report, including at least the following:

          6.1.1 The number of Licensed Products sold and the gross revenue from such sales.

          All such reports shall be considered the Confidential Information of ANDARA.

7    CONFIDENTIALITY

     7.1 All Patent Rights, including patent applications therein, and Technical Information designated by IURTC in any reasonable manner as confidential within a reasonable time after it is delivered to ANDARA, as well as Articles 3 and 5 of this Agreement, are IURTC's Confidential Information.

     7.2 ANDARA will maintain in secrecy and not disclose to any third party any of IURTC's Confidential Information. ANDARA will ensure that its employees have access to IURTC's Confidential Information only on a need-to-know basis and are obligated by written agreement to keep ANDARA's confidentiality obligations under this Agreement.

     7.3 The obligations of confidentiality specified in Articles 7.1 and 7.2 will not extend to IURTC's Confidential Information that:

          7.3.1 Becomes part of the public domain through no fault of ANDARA;

          7.3.2 Was known to ANDARA before disclosure to ANDARA by IURTC as established by clear and convincing documentary evidence;

          7.3.3 Comprises identical subject matter to that which had been originally and independently developed by ANDARA personnel without knowledge or use of any IURTC Confidential Information; or

          7.3.4 Was disclosed to ANDARA by a third party having a right to make the disclosure.

*** Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the
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     7.4  Notwithstanding the other terms of this Article 7, ANDARA may, to the extent necessary, use IURTC's Confidential Information to secure governmental approval to clinically test or market a Licensed Product, to comply with a court order or governmental rule or regulation, or to show to a potential sublicensee or contractor subject to an appropriate confidentiality agreement. ANDARA will, in any such use, take all reasonably available steps to maintain confidentiality of the disclosed Information and to guard against any further disclosure.

     7.5 Any and all Confidential Information belonging to ANDARA that IURTC may receive in the course of performance of this Agreement or during the term of this Agreement or thereafter, including without limitation Confidential Information received from affiliates, contractors, employees, consultants or other agents of ANDARA, shall be treated by IURTC as strictly confidential. Unless IURTC receives the prior written consent of ANDARA, IURTC shall not, directly or indirectly, use any Confidential Information belonging to ANDARA for any purpose except pursuant to the provisions of this Agreement. IURTC shall not disclose any Confidential Information belonging to ANDARA to any third party without the prior written consent of ANDARA.

     7.6 Notwithstanding anything to the contrary herein, either Party may disclose the Confidential Information of the other Party pursuant to the requirement(s) of a statute, regulation, executive order, or the order of a court or government agency, provided that before disclosing any Confidential Information of the other Party under this Article 7.6, a Party shall, unless it may not lawfully do so, promptly notify the other Party and allow the other Party reasonable time to oppose such a disclosure.

8    REPRESENTATIONS AND WARRANTIES

     8.1  IURTC represents and warrants that:

          8.1.1 It is a corporation organized, existing, and in good standing under the laws of Indiana.

          8.1.2 It has the authority to enter into this Agreement and that the person signing on its behalf has the authority to do so.

          8.1.3 To the best of its knowledge, it is the owner (subject to any rights retained by the U.S. government by operation of law) of the Intellectual Property licensed in this Agreement and that it has the authority to grant the licenses set forth herein.

          8.1.4 To the best of its knowledge, as of the Effective Date of the Agreement, there are no actions, suits or claims pending against IURTC challenging IURTC's ownership or control of the Intellectual Property licensed in this Agreement.

          8.1.5 To the best of its knowledge, all inventors named in patent applications within the Patent Rights have, unless indicated otherwise to the contrary, have an obligation to assign to IURTC their right, title and interest in and to the patent application(s) describing and claiming their invention(s) or have already made such an assignment.

*** Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the
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     8.2  ANDARA represents and warrants that:

          8.2.1 It is a corporation duly organized, existing, and in good standing under the laws of Indiana.

          8.2.2 The execution, delivery and performance of this Agreement have been authorized by all necessary corporate action on the part of ANDARA and that the person signing the Agreement on behalf of ANDARA has the authority to do so.

          8.2.3 The making or performance of this Agreement would not violate any separate agreement it has with a third party.

          8.2.4 It is not a party to any agreement or arrangement that would prevent it from performing its duties and fulfilling its obligations to IURTC under this Agreement.

          8.2.5 It has, or will obtain at the time specified in Article 12, the insurance coverage called for in Article 12.

          8.2.6 It will exercise commercially reasonable efforts to obtain any additional licenses from any third party needed to perform and fulfill its duties and obligations under this Agreement, including, but not limited to, the Development Plan.

          8.2.7 There is no pending litigation and no threatened claims against it that could impair its ability or capacity to perform and fulfill its duties and obligations under this Agreement, including, but not limited to, the Development Plan.

     8.3  Nothing in this Agreement shall be construed as:

          8.3.1 A warranty or representation by IURTC or IU as to the validity, scope, or efficacy of Patent Rights or Technical Information.

          8.3.2 A grant, by implication, estoppel, or otherwise, of any licenses or rights under patents or other intellectual property rights of IURTC or other persons, other than the rights expressly granted above to Intellectual Property.

          8.3.3 A grant of rights to either Party to use the name of the other in advertising, publicity, or otherwise, except as expressly authorized herein, without the written permission of the other Party.

          8.3.4 A grant of rights to ANDARA to use the name of IU in advertising publicity, or otherwise without the written permission of IU.

     8.4 IURTC PROVIDES THE INTELLECTUAL PROPERTY "AS IS" AND MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED WITH RESPECT TO THE INTELLECTUAL PROPERTY. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS OF THE INTELLECTUAL PROPERTY OR LICENSED PRODUCTS DERIVED FROM OR INCLUDING IT FOR A PARTICULAR PURPOSE, OR THAT THE USE OF THE INTELLECTUAL PROPERTY OR ANY LICENSED PRODUCT WILL NOT INFRINGE ANY

***  Information redacted pursuant to a confidential treatment request. An
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          PATENT, COPYRIGHT, TRADEMARK OR OTHER RIGHTS, OR ANY OTHER EXPRESS OR
          IMPLIED WARRANTIES. IURTC MAKES NO REPRESENTATION OR WARRANTY WITH RESPECT TO THE PERFORMANCE OF THE INTELLECTUAL PROPERTY OR ANY LICENSED PRODUCT, INCLUDING THEIR SAFETY, EFFECTIVENESS, OR COMMERCIAL VIABILITY. IURTC WILL NOT BE LIABLE TO ANDARA, OR ITS SUCCESSORS, ASSIGNS, CONTRACTORS, OR SUBLICENSEES, OR ANY THIRD PARTY REGARDING ANY CLAIM ARISING FROM OR RELATING TO ANDARA'S USE OF THE INTELLECTUAL PROPERTY, ANY LICENSED PRODUCT, OR FROM THE MANUFACTURE, USE, IMPORTATION OR SALE OF LICENSED PRODUCTS, OR FOR ANY CLAIM FOR LOSS OF PROFITS, LOSS OR INTERRUPTION OF BUSINESS, OR FOR INDIRECT, SPECIAL, EXEMPLARY, PUNITIVE, OR CONSEQUENTIAL DAMAGES OF ANY KIND.

     8.5 OTHER THAN THE WARRANTIES EXPRESSLY STATED IN THIS AGREEMENT, ANDARA MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED. ANDARA WILL NOT BE LIABLE TO IURTC FOR ANY CLAIM FOR LOSS OF PROFITS, LOSS OR INTERRUPTION OF BUSINESS, OR FOR INDIRECT, SPECIAL, EXEMPLARY, PUNITIVE, OR CONSEQUENTIAL, DAMAGES OF ANY KIND EVEN IF ANDARA IS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR SUCH DAMAGES ARE FORESEEABLE.

9    APPLICATION, PROSECUTION, AND MAINTENANCE OF PATENT RIGHTS

     9.1 ANDARA shall assist IURTC in the preparation, filing, prosecution, issue and maintenance of Patent Rights patents and applications. IURTC and ANDARA shall both be copied on all communications regarding the Patent Rights and applications which include, but are not limited to copies of all applications, Patent Office Actions and Responses, and all other Patent Office communications.

     9.2 ANDARA will reimburse IURTC for expenses incurred for preparing, filing, and prosecuting patents and patent applications in the Patent Rights prior to the Effective Date within one hundred eighty (180) days after receiving documentation of such. To the best of IURTC's knowledge, no such expenses have been incurred as of the Effective Date. Subsequent to the Effective Date, IURTC shall provide reasonable advance notice to ANDARA of any activity that will incur expenses for which reimbursement by ANDARA is required under this Agreement, so that ANDARA may prevent such expenses from being incurred.

     9.3 During the Term of the Agreement, ANDARA will reimburse IURTC for all reasonable and documented costs and expenses incurred by IURTC in the preparation, filing, prosecution, issue and maintenance of patents and applications within the Patent Rights within thirty (30) days of receipt from IURTC of copies of correctly rendered billing invoices for such costs and expenses. An invoice is "correctly rendered" if:
          (i) the amount for which reimbursement is sought is correctly calculated; (ii) the invoice is set out in a manner that enables ANDARA to ascertain the expenses to which the invoice

***  Information redacted pursuant to a confidential treatment request. An
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          relates and the amount payable in respect of each expense item; and
          (iii) the invoice is accompanied (where reasonably requested by ANDARA) by documentation substantiating all expenses for which reimbursement is sought. All reimbursements under this Article 9.3 are subject to ANDARA receiving a correctly rendered invoice from IURTC.

     9.4 If ANDARA elects not to reimburse IURTC for any documented fees or expenditures relating to any Patent Rights, ANDARA shall give IURTC written notice of such election at least ninety (90) days in advance of the date on which such expenditure is to be made or such fee is due to be paid. Upon IURTC's receipt of such notice, the license to those patent applications or patents in the Patent Rights granted to ANDARA under Articles 3.1 and 3.2 for which IURTC has not been reimbursed shall terminate, and IURTC shall be free, at IURTC's sole discretion and without any further obligation to ANDARA, to continue prosecution or maintenance, for IURTC's sole use and benefit or to abandon the patent applications.

10   INFRINGEMENT, ENFORCEMENT, AND DEFENSE

     10.1 The Parties shall give prompt written notice to each other of (a) any known or suspected infringement of the Patent Rights or unauthorized use of the Technical Information by a third party, and (b) any claim that a Licensed Product infringes the intellectual property rights of a third party.

     10.2 ANDARA at its sole expense will attempt to abate any infringement of the Patent Rights or unauthorized use of Technical Information by a third party. Upon receipt of IURTC's written consent, such consent not to be unreasonably withheld, ANDARA may initiate and prosecute actions in IURTC's name against third parties for infringement of the Patent Rights through outside counsel of its choice who are reasonably acceptable to IURTC. ANDARA shall consult with IURTC prior to and in conjunction with all significant issues, shall keep IURTC informed of all proceedings, and shall provide copies to IURTC of all pleadings, legal analyses, and other papers related to such actions. IURTC will provide reasonable assistance to ANDARA in prosecuting any such actions.

     10.3 ANDARA at its sole expense shall defend third party claims for (a) patent or intellectual property infringement and injury, and (b) death, bodily injury, property damage, damage to business, or product liability brought against ANDARA and/or IURTC arising from or relating to Intellectual Property or a Licensed Product. ANDARA will have the right to conduct the defense of such actions through outside counsel of its choice who are reasonably acceptable to IURTC. ANDARA shall consult with IURTC prior to and in conjunction with all significant issues, shall keep IURTC informed of all proceedings, and shall provide copies to IURTC of all pleadings, legal analyses, and other papers related to such actions. IURTC will provide reasonable assistance to ANDARA in defending any such actions.

     10.4 Notwithstanding anything herein to the contrary and absent IURTC's prior written consent, ANDARA shall not settle or compromise any claim or action in a manner that

*** Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the
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          imposes restrictions or obligations on IURTC, requires any financial payment by IURTC, or grants rights or concessions to a third party to Intellectual Property or a Licensed Product.

     10.5 If ANDARA fails or declines to take any action under Article 10.2 within a reasonable time after learning of third party infringement of the Patent Rights, IURTC shall have the right, but not the obligation, to take appropriate actions against any such third party. If ANDARA fails to timely defend a claim or action under Article 10.3, IURTC may assume the defense for the account of and at the risk of ANDARA and any resulting liability will be deemed conclusively to be a liability of ANDARA.

11   INDEMNIFICATION

     11.1 ANDARA shall indemnify, defend, and hold harmless IURTC, its Board of Directors, and employees, and IURTC's successors, assigns, and agents (collectively, "IURTC Indemnitees") from and against any and all judgments, liabilities, losses, damages, actions, claims, or expenses (including all attorney's fees and costs incurred by IURTC Indemnitees) arising out of, relating to, or incidental to (a) the use of any Intellectual Property in the design, development, production, manufacture, sale or offer for sale, use, importation, lease, marketing or promotion of any Licensed Product by ANDARA or its contractors, employees, Sublicensees, assigns, or agents, (b) injury or death to any person, damage to property, or any injury to business, including, but not limited to, business interruption or damage to reputation, arising out of, relating to, or incidental to the use of Intellectual Property by ANDARA or the use of a Licensed Product, and
          (c) any third party claim that any use or licensing of Intellectual Property by ANDARA or development of Licensed Products by ANDARA violates or infringes a third party's intellectual property rights.

     11.2 ANDARA's indemnification obligations shall not apply to any liability, damage, loss or expense to the extent that it is attributable to: (a) the willful misconduct of the IURTC Indemnitees; or (b) any breach of IURTC's warranties or obligations under this Agreement.

12   INSURANCE

     12.1 ANDARA will at all times comply, through insurance or self-insurance, with all statutory workers' compensation and employers' liability requirements covering all employees with respect to activities undertaken in performance of this Agreement. This requirement may be met by insurance or self-insurance coverage provided to ANDARA by a Sublicensee.

     12.2 In addition to the foregoing, on the first date of the commercial distribution of any Licensed Product or on the date of initiation of any human trials whichever occurs sooner, ANDARA and any Sublicensees as appropriate, will obtain and maintain Broad Form Comprehensive General Liability ("BFCGL") insurance with a reputable and financially secure insurance carrier(s). The BFCGL insurance will include, among all

*** Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.


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

          other coverages standing in such BFCGL policies, coverage for product liability and contractual liability.

     12.3 The BFCGL insurance policy shall identify IURTC as an additional insured and shall provide to ANDARA, its affiliates, and/or each Sublicensee, minimum annual limits in the following amounts:

          12.3.1 * * * per occurrence and * * * in the aggregate.

     12.4 Insurance policies purchased to comply with this Article shall be kept in force for ten (10) years after the last sale the last Licensed Product is sold.

     12.5 ANDARA or any Sublicensee as appropriate, will provide IURTC with a certificate of insurance and notices of subsequent renewals. The certificates and policies must provide that ANDARA's carrier will notify IURTC in writing at least thirty (30) days prior to cancellation or material change in coverage.

     12.6 The specified minimum coverages do not constitute a limitation on ANDARA's obligation to indemnify IURTC under this Agreement.

13   TERMINATION

     13.1 ANDARA may terminate this Agreement with or without cause on ninety
          (90) days advance written notice to IURTC. The license rights granted in Article 3 shall terminate at the end of the 90-day period.

     13.2 IURTC may terminate this Agreement as provided in Article 4.5 for ANDARA's failure to meet the diligence requirements of Article 4.

     13.3 A Party may terminate this Agreement on sixty (60) days advance written notice to the other Party upon the other Party's material breach of the Agreement. The termination becomes effective at the end of the 60-day period unless the breaching Party has fully cured the material breach within that time, provided that if the material breach is incapable of cure within the 60-day period, the breaching Party shall have such longer period as is reasonably necessary if the breaching Party commences a cure for the material breach within the 60-day period and diligently pursues the cure until completion. A material breach includes, but is not limited to, one or more of the following:

          13.3.1 Breach or falsity of any of a Party's representations or warranties made in this Agreement.

          13.3.2 Failure by ANDARA to obtain and/or maintain levels of insurance as required in Article 12.

          13.3.3 Failure by ANDARA to indemnify in accordance with Article 11 of this Agreement.

*** Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.


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          13.3.4 Failure by ANDARA properly to engage or consult IURTC in suits or claims to abate or defend as required in Article 10 of this Agreement, where such failure results in liability to IURTC.

     13.4 If ANDARA enters bankruptcy or receivership, voluntarily or involuntarily, all obligations of IURTC and all rights (but not obligations) of ANDARA terminate immediately without the need for either IURTC or ANDARA to take any action.

     13.5 Upon the date of termination of this Agreement for any reason, ANDARA shall return, and shall cause all Sublicensees, if sublicensing agreements are also terminated, to return to IURTC all Confidential Information of IURTC (as defined in Article 7) received during the Term of this Agreement.

     13.6 As of the date of termination of this Agreement by either Party for any reason pursuant to the terms herein, all license rights granted to ANDARA under Article 3 shall terminate. ANDARA's obligations to pay fees or other payments and patent expenses (Article 10) accruing prior to termination shall survive termination. Provided all monetary obligations of ANDARA to IURTC arising under this Agreement have been satisfied, ANDARA and Sublicensees may continue to sell in the ordinary course of business for a period of three (3) months following the effective date of termination all quantities of Licensed Products which are fully manufactured and in ANDARA's and/or Sublicensees' normal inventory at the date of termination.

14 USE OF NAMES: Neither Party may use the name of the other for any commercial, advertisement, or promotional purpose without the prior written consent of the other. ANDARA may not use the name of IU for any commercial, advertisement, or promotional purpose without the prior written consent of IU.

15 ASSIGNMENT OR PLEDGE OF THE AGREEMENT: This Agreement, in whole or in part, shall not be assigned by either Party to any third party without the written consent of the non-assigning Party. However, ANDARA may assign the entire Agreement, without IURTC's consent, to a third party that acquires substantially all of ANDARA's business or assets to which this Agreement relates through merger, sale, acquisition, or other similar transaction, provided that the successor agrees in writing (with a copy of such assent to IURTC within ten (10) days of the effective date of the transaction) to assume all obligations and liabilities of ANDARA to IURTC. The rights granted in this Agreement may not be pledged or hypothecated in any way by ANDARA or any Sublicensee to secure any purchase, lease, or loan.

16 NOTICE: Any required or permissive notice under this Agreement will be sufficient if in writing and delivered personally, by recognized national overnight courier, or by registered or certified mail, postage prepaid and return receipt requested, to the address below and will be deemed to have been given as of the date shown on the receipt if by certified or registered mail, or the day following dispatch if by overnight courier.

If to IURTC:

*** Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.


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

     Vice President of Technology Transfer
     Attn: IURTC Tech # 05124
     Indiana University Research and Technology Corporation
     351 W. 10th Street
     Indianapolis, IN 46202

If to ANDARA:

     Mark Carney, CEO
     Andara Life Science, Inc.
     Suite 120
     6640 Intech Boulevard
     Indianapolis, IN 46278

17   GENERAL PROVISIONS

     17.1 This Agreement shall be governed by and interpreted according to the laws of the State of Indiana, to the exclusion of any conflict of law or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

     17.2 No waiver of any breach of this Agreement shall constitute a waiver of any other breach of the same or any other provision of this Agreement, and no waiver shall be effective unless made in writing by the Party against whom the waiver is sought to be asserted.

     17.3 The Parties acknowledge that they have read this Agreement, including any Exhibits attached hereto, in its entirety and agree that this instrument comprises the entire agreement, contract, and understanding of the Parties relating to the subject matter of the Agreement.

     17.4 This Agreement cannot be changed, modified or amended except by a written instrument subscribed by authorized representatives of the respective Parties.

     17.5 Neither Party is an agent or contractor of the other as a result of any transaction under or related to this Agreement. Neither Party may in any way pledge the other Party's credit or incur any obligation on behalf of the other Party.

     17.6 Neither Party shall be liable to the other Party for any special, consequential, incidental, exemplary, punitive, or indirect damages arising out of or relating to this Agreement, however caused, under any theory of liability.

     17.7 The provisions of this Agreement are severable in that if any provision in the Agreement is finally determined by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions of the Agreement shall remain in full force and effect.

*** Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.


                                       15

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     17.8 If the performance of any obligation under this Agreement is prevented or impaired by acts of war, riot, acts or defaults of common carriers, or governmental laws or regulations, a Party will be excused from performance so long as such cause continues to prevent or impair that Party's performance. The Party claiming such force majeure excuse must promptly notify the other Party of the existence of the cause and must at all times use diligent efforts to resume and complete performance.

     17.9 IURTC has no responsibility and assumes no liability for product design, development, pre- or post-market regulatory approval, servicing, distribution, or marketing of any Licensed Product, or for any decisions made or strategies devised relating to any Licensed Product.

     17.10 ANDARA agrees, and shall cause all Sublicensees to agree, that in the event an IU faculty or staff member serves ANDARA or any Sublicensee in the capacity of consultant, officer, employee, board member, advisor, or other designation, pursuant to contract or otherwise, such IU faculty or staff member shall serve in his or her individual capacity, as an independent contractor, and not as an agent or representative of IURTC or IU, that IURTC or IU exercises no authority or control over such faculty or staff member while acting in such capacity, that IURTC or IU receives no benefit from such activity, and that IURTC or IU assume no liability or obligation in connection with any such work or service undertaken by such faculty or staff member. ANDARA further agrees, and shall cause all Sublicensees to agree, that any breach, error, or omission by an IU faculty or staff member acting in the capacity set forth above in this paragraph shall not be imputed or otherwise attributed to IURTC or IU, and shall not constitute a breach of this Agreement by IURTC.

     17.11 All representations, warranties, covenants, and agreements made herein that, by their express terms or by implication, are to be performed after the execution or termination of this Agreement, or are prospective in nature, shall survive such execution and/or termination, as the case may be. This shall include, but not be limited to, the provisions in Articles 7, 8, 11, 12, 13.5 and 14.

     17.12 Each Party shall, at the reasonable request of the other, execute and deliver to the other such instruments and/or documents and shall take such actions as may be required to more effectively carry out the terms of this Agreement.

     17.13 This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which when taken together shall be deemed one instrument.

WITNESS: The Parties have caused this Agreement to be executed in duplicate by their duly qualified representatives.

IURTC                                    ANDARA


/s/ Jack H. Pincus                       /s/ Mark A. Carney
--------------------------------------   ---------------------------------------
SIGNATURE                                SIGNATURE

Jack H. Pincus                           Mark A. Carney
--------------------------------------   ---------------------------------------
NAME                                     NAME

*** Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.


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Vice President of Technology Trans.      President & CEO
--------------------------------------   ---------------------------------------
TITLE                                    TITLE

7/29/2005                                7/29/2005
--------------------------------------   ---------------------------------------
DATE                                     DATE

*** Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.


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                                    EXHIBIT A

1.   * * *.

2.   * * *.

*** Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.


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

                                    EXHIBIT B

*** Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.


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